UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2009
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT
ITEM 2.06. MATERIAL IMPAIRMENTS
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 8.01. OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-99.1

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT
     On January 9, 2009, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, F.N.B. Corporation (the “Company”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement — Standard Terms attached thereto (“Securities Purchase Agreement”) with the Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase (i) 100,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 1,302,083 shares of the Company’s common stock, $.01 par value (“Common Stock”), at an exercise price of $11.52 per share, for an aggregate purchase price of $100 million in cash.
     This transaction closed on January 9, 2009 (the “Closing Date”). The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.
     The Preferred Shares will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. Dividends are payable on the Preferred Shares quarterly and are payable on February 15, May 15, August 15, and November 15 of each year. Should the Company fail to pay a total of six dividend payments on the Preferred Shares, whether or not consecutive, the holders of the Preferred Shares will have the right to elect two directors to the Company’s board of directors until the Company has paid all such dividends that it had failed to pay. The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Preferred Shares are generally non-voting.
     For three years following the Closing Date, the Company may redeem the Preferred Shares only from the sale or sales of qualifying equity securities of the Company (a “Qualified Equity Offering”) resulting in the aggregate of not less than 25% of the Treasury’s purchase price ($25 million). A “Qualified Equity Offering” is defined as the sale for cash by the Company, after the Closing Date, of shares of preferred stock or common stock that qualify as Tier I capital of the Company under the capital guidelines of the Company’s federal banking agency. After three years following the Closing Date, the Company may redeem the Preferred Shares in whole or in part at any time, or from time to time. All redemptions are subject to the approval of the Board of Governors of the Federal Reserve System.
     The Treasury may not transfer a portion of the Warrant with respect to, or exercise the Warrant for more than one-half of, the 1,302,083 shares of Common Stock issuable upon exercise of the Warrant until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $100 million from one or more Qualified Equity Offerings and (ii) December 31, 2009. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that results in the Company receiving aggregate gross proceeds of not less than $100 million, then the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. The Company has agreed to register the resale of the Preferred Shares and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant.
     The Securities Purchase Agreement, pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on Common Stock (other than regular quarterly cash dividends of not more than $0.24 per share of common stock), junior preferred shares, and on other preferred shares. The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.
     The Securities Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, each of Messrs. Robert V. New, Brian F. Lilly, Stephen J. Gurgovits, Vincent J. Delie, and Gary J. Guerrieri, the Company’s senior executive officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to compensation or benefits arrangements that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program and acknowledging that the regulation may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a senior executive officer agreement (“Senior Executive Officer Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Securities Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.
     The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the execution thereof.
     Copies of the Letter Agreement (including the Securities Purchase Agreement), the form of Certificate for the Series C Preferred Stock, the form of Warrant, the Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Preferred Shares, the form of Waiver executed by the Senior Executive Officers, the form of the Senior Executive Officer Agreement executed by the Senior Executive Officers, and the Company’s press release announcing the completion of the transaction are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02, 5.03, and 8.01. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
ITEM 2.06. MATERIAL IMPAIRMENTS
     On January 13, 2009, the Company announced that for the fourth quarter of 2008 it expects to report a net loss of between $17 million and $21 million, or $0.19 to $0.23 per diluted share, reflecting additional provisions for loan losses primarily related to its Florida loan portfolio and non-cash impairment charges related to certain investments. For 2008, the Company expects net income to be in the range of $33 million to $37 million, or $0.41 to $0.46 per diluted share. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On January 6, 2009 the Company filed with the State of Florida an Articles of Amendment to the Articles of Incorporation establishing the terms of the Preferred Shares. A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.
ITEM 8.01. OTHER EVENTS
     On January 13, 2009, the Company issued a press release announcing that it had completed the sale to Treasury of 100,000 shares of the Company’s Series C Preferred Stock and the Warrant for an aggregate purchase price of $100,000,000 in cash. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibits are being filed herewith:
3.1	Articles of Amendment to the Articles of Incorporation

4.1	Form of Certificate for the Series C Preferred Stock

4.2	Warrant to Purchase up to 1,302,083 shares of Common Stock, dated January 9, 2009

10.1	Letter Agreement, dated January 9, 2009, including Securities Purchase Agreement - Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver

10.3	Form of Senior Executive Officer Agreement

99.1	Press release dated January 13, 2009 announcing consummation of investment by Treasury in F.N.B. Corporation under Troubled Asset Relief Program Capital Purchase Program and material impairments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By: Name: Title:	/s/ Brian F. Lilly Brian F. Lilly Chief Financial Officer (Principal Financial Officer)
Dated: January 13, 2009